As filed with the Securities and Exchange Commission on February 12, 2001
                                            Registration No. 333-54978

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                 --------------


                                Amendment No. 1
                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                 --------------

                               PULTE CORPORATION*
             (Exact name of Registrant as specified in its charter)

                                 --------------

               MICHIGAN                                 38-2766606
    (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                  Identification No.)

                     33 BLOOMFIELD HILLS PARKWAY, SUITE 200
                        BLOOMFIELD HILLS, MICHIGAN 48304
                                 (248) 647-2750
               (Address, including zip code, and telephone number,
        including area code, of Registrant's and Additional Registrants'
                          principal executive offices)

                                 --------------

                              JOHN R. STOLLER, ESQ.
     SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, PULTE CORPORATION
                           33 BLOOMFIELD HILLS PARKWAY
                        BLOOMFIELD HILLS, MICHIGAN 48304
                                 (248) 647-2750
          (Name and address, including zip code, and telephone number, including area code, of agent for service for Registrant
                           and Additional Registrants)

                                    Copy to:
                               DAVID FOLTYN, ESQ.
                        HONIGMAN MILLER SCHWARTZ AND COHN
                          2290 FIRST NATIONAL BUILDING
                             DETROIT, MICHIGAN 48226
                                 (313) 465-7380

                                 --------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                  TITLE OF EACH                    PROPOSED MAXIMUM
               CLASS OF SECURITIES             AGGREGATE OFFERING PRICE          AMOUNT OF
                 TO BE REGISTERED                      (1), (2)              REGISTRATION FEE
                 ----------------            -------------------------

       Debt Securities.................

       Guarantees of the Debt Securities
       (3)..............................

       Common Stock, $.01 par value
       (4)..............................

       Warrants........................

       Stock Purchase Contracts........

       Stock Purchase Units (5)........

            Total......................            $ 500,000,000              $ 132,000


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and exclusive of accrued interest, distributions and dividends, if any. The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement shall not exceed $500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) There is being registered hereunder such indeterminate number or amount of debt securities and common stock of Pulte Corporation as may from time to time be issued at indeterminate prices.

(3) Pulte Corporation is also registering under this registration statement all guarantees and other obligations that it may have with respect to securities that may be issued by Pulte. No separate consideration will be received for the guarantees or any other such obligations.

(4) Also being registered are such indeterminate number of shares of common stock as may be issuable upon conversion or exchange of the debt securities registered hereby.

(5) Each stock purchase unit consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Pulte Corporation common stock and (b) debt securities of Pulte Corporation or debt obligations of third parties, including U.S. Treasury securities.


                                 --------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.

*Information regarding additional registrants ("Additional Registrants") is contained in the Table of Additional Registrants on the following page.

================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS


         Exact Names of Subsidiary                                                                  I.R.S.
           Guarantor Registrants                                                                  Employer
             as Specified in their                                State of                      Identification
             Respective Charters                                Organization                       Number
         ---------------------------                            ----------------                   -------

Abacoa Homes, Inc...........................................      Michigan                       38-3218818
American Title of the Palm Beaches Corp.....................      Michigan                       38-3420070
American Title of the Palm Beaches, Ltd.....................      Florida                        65-0432275
Carr's Grant, L.L.C.........................................      Maryland                       52-2126236
Devtex Land, L.P. ..........................................      Texas                          76-0567426
DiVosta and Company, Inc....................................      Florida                        59-0920753
DiVosta Building Corporation................................      Florida                        65-0355867
DiVosta Homes, Inc. ........................................      Florida                        65-0688300
Fallsgrove Associates LLC...................................      Maryland                       54-1949859
Florida Building Products, Inc..............................      Florida                        59-2519121
Florida Club Homes, Inc.....................................      Florida                        65-0738972
Hammock Reserve Development Company.........................      Florida                        65-0663601
Harrison Hills, LLC.........................................      Maryland                       52-2176116
Homesite Solutions Corporation..............................      Michigan                       59-3232737
Island Walk Development Company.............................      Florida                        65-0663645
One Willowbrook L.L.C.......................................      Maryland                       04-3252769
PB Ventures L.L.C...........................................      Michigan                       38-3421298
PBW Corporation.............................................      Michigan                       38-3218818
PC/BRE Development L.L.C....................................      Delaware                       86-0910230
PC/BRE Springfield L.L.C....................................      Delaware                       86-0910227
PC/BRE Venture L.L.C........................................      Delaware                       86-0910231
PC/BRE Whitney Oaks L.L.C...................................      Delaware                       86-0911332
PC/BRE Winfield L.L.C.......................................      Delaware                       86-0910232
PC/Palm Beach, Inc..........................................      Michigan                       38-3456935
PN I, Inc...................................................      Nevada                         38-3365526
PN II, Inc..................................................      Nevada                         38-3365528
Pulte Communities NJ, Limited Partnership...................      Michigan                       38-3567884
Pulte Corporation ..........................................      Michigan                       38-2766606
Pulte Development Corporation...............................      Michigan                       38-2774526
Pulte Home Corporation......................................      Michigan                       38-1545089
Pulte Home Corporation of New England.......................      Michigan                       04-3228754
Pulte Home Corporation of the Delaware Valley...............      Michigan                       52-1872230
Pulte Homes of Greater Kansas City, Inc.....................      Michigan                       75-2522882
Pulte Homes of Michigan Corporation.........................      Michigan                       38-1877637
Pulte Homes of Michigan I L.P...............................      Michigan                       38-3575570
Pulte Homes of Minnesota Corporation........................      Minnesota                      31-1288425
Pulte Homes of NJ, Limited Partnership......................      Michigan                       38-3567884
Pulte Homes of New York, Inc................................      Michigan                       38-3576363
Pulte Homes of Ohio Corporation.............................      Ohio                           38-3027572
Pulte Homes of PA, Limited Partnership......................      Michigan                       38-3566766
Pulte Homes of South Carolina, Inc..........................      Michigan                       38-3249317
Pulte Homes of Texas, L.P...................................      Texas                          75-2720127
Pulte Homes Tennessee Limited Partnership...................      Nevada                         38-3412151
Pulte Land Company, LLC.....................................      Michigan                       38-3500432
Pulte Land Development Corporation..........................      Michigan                       38-3306253
Pulte Lifestyle Communities, Inc............................      Michigan                       38-3214013
Pulte Michigan Holdings Corporation.........................      Michigan                       38-3575564
Pulte Michigan Services, LLC................................      Michigan                       38-3498515
Pulte Payroll Corporation...................................      Michigan                       31-1354336
Pulte-IN Corp...............................................      Michigan                       38-3328533
Radnor Homes, Inc...........................................      Michigan                       38-3412149
Riverwalk Commerce Acquisition Corp.........................      Michigan                       38-3419862
RiverWalk of the Palm Beaches Development
    Company, Inc............................................      Florida                        65-0496407
RN Acquisition 2 Corp.......................................      Nevada                         38-3412154
Sean/Christopher Homes, Inc.................................      Michigan                       35-1905547
Village Walk Development Company, Inc.......................      Florida                        65-0472159
Wilben, LLP.................................................      Maryland                       52-1619362
Wil Corporation.............................................      Michigan                       38-3218819


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. WE WILL PROVIDE ADDITIONAL TERMS OF OUR SECURITIES IN ONE OR MORE SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST IN OUR SECURITIES. THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL OUR SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2001


PROSPECTUS
                                  $500,000,000

                                PULTE CORPORATION

                             SENIOR DEBT SECURITIES
                          SUBORDINATED DEBT SECURITIES
                                  COMMON STOCK
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS



        We may offer from time to time:

        - Senior Debt Securities (consisting of debentures, notes and/or other evidences of senior unsecured indebtedness);

        - Subordinated Debt Securities (together with the Senior Debt Securities, the "Debt Securities");

        -  Common Stock;

        -  Warrants;

        -  Stock Purchase Contracts; and

        -  Stock Purchase Units.

        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest.

        Our Common Stock is traded on the New York Stock Exchange under the trading symbol "PHM."

        SEE "A WARNING ABOUT FORWARD LOOKING STATEMENTS" ON PAGE 4 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING THESE SECURITIES.

                               -----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
           THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                 The date of this prospectus is         , 2001

                                TABLE OF CONTENTS


                                                                    Page
                                                                    ----

         About This Prospectus.......................................3
         Pulte Corporation...........................................3
         Where You Can Find More Information.........................3
         A Warning About Forward Looking Statements..................4
         Use of Proceeds.............................................5
         Ratio of Earnings to Fixed Charges..........................5
         Description of Debt Securities..............................6
         Description of Capital Stock................................15
         Description of Warrants.....................................16
         Description of Stock Purchase Contracts and Stock Purchase
           Units.....................................................17
         Plan of Distribution........................................18
         Experts.....................................................19
         Legal Opinions..............................................19


                               -----------------

         You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.

         Each reference in this prospectus to "Pulte," "we," "our" or "us" means Pulte Corporation and its consolidated subsidiaries, unless the context requires otherwise.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the Senior Debt Securities, Subordinated Debt Securities and Common Stock we may offer. Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."


                                PULTE CORPORATION

         We are the nation's largest homebuilder based on units sold worldwide compared to the fiscal 1999 results of our competitors. Through Pulte Home Corporation and our other homebuilding subsidiaries in the United States, we acquire land, develop communities and build and sell a wide variety of homes, including detached units, townhouses, condominium apartments and duplexes, all primarily sold for use as principal residences. Our homes are targeted to first-time, move-up, semi-custom and active adult home buyers (a growing demographic group in their pre-retirement and retirement years). As of December 31, 1999, our domestic operations offered homes for sale in 395 communities in 40 markets and 25 states at prices ranging from $50,000 to over $850,000 (sales prices of homes offered for sale in the majority of our communities fall within the range of $100,000 to $275,000), with an average price of $204,000. Our international homebuilding subsidiaries engage in residential land development and homebuilding in Mexico and Puerto Rico, which accounted for approximately 1.7% of total homebuilding pre-tax income in 1999. Through Pulte Mortgage Corporation, we also provide mortgage financing services, primarily to buyers of our homes.

         Our homebuilding strategy in the United States is focused on the continued development of the Pulte consumer and value-based brand. Our goal is to create a Homeowner for Life(TM) by providing a wide array of well-located, quality-built residential housing communities for homebuyers as they transition from first-time, move-up, semi-custom and ultimately to active adult buyers. Our extensive pre-construction market research and analysis enables us to understand what our homebuyers desire. We then specifically develop our communities and products to that well-defined homebuyer profile. Our commitment to research and development is focused on the continuous improvement of construction and land development techniques, which allows us to provide high levels of quality and value in our homes and communities. Our Pulte Preferred Partnership (P3) program was initiated with a goal toward developing long-term relationships with premier contractors and suppliers to maximize execution of our development and building plans. In addition, we believe that our well-capitalized financial structure combined with our high level of production volume allow us to negotiate favorable material and supply purchasing agreements on a national and/or regional basis to minimize our costs of production. Finally, our mortgage financing subsidiaries have continued to automate operations to (i) enhance customer service, (ii) facilitate the sales process and (iii) reduce mortgage origination production costs to maximize profitability.

         Our executive offices are located at 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan 48304, and our telephone number is (248) 647-2750.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports and other information with the SEC. The registration statement and these other SEC filings are available to you at the SEC's website at http://www.sec.gov. You may read and copy any filed document at the SEC's public reference rooms in Washington, D.C. at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the SEC's regional offices in New York at Seven World Trade Center, 13th Floor, New York, NY 10048 and in Chicago at Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, IL 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You also may inspect our SEC filings at the New York Stock Exchange, the exchange on which our Common Stock is listed, at 20 Broad Street, 7th Floor, New York, NY 10005.

         This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

         The SEC allows us to "incorporate by reference" information in documents that we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference the following documents into this prospectus:

         -  our Annual Report on Form 10-K for the year ended December 31, 1999;



         - our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000; June 30, 2000 and September 30, 2000;

         -  our Current Report on from 8-K filed on February 12, 2001; and


         - the description of our Common Stock contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on May 17, 1983, Item 4 of our Registration Statement on Form 8-B filed with the SEC on May 16, 1985 and Item 4 of our Registration Statement on Form 8-B filed with the SEC on December 18, 1987, each pursuant to
            Section 12 of the Exchange Act.

         Information that we file later with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will automatically update and supersede the previously filed information. You may request copies of these filings at no cost, by writing or telephoning us at the following address:

                               Investor Relations
                                Pulte Corporation
                     33 Bloomfield Hills Parkway, Suite 200
                        Bloomfield Hills, Michigan 48304
                                 (248) 647-2750
                            Telecopy: (248) 433-4543
                               Attn: James Zeumer

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. We are not making any offer of these securities in any state where the offer is not permitted.

         We maintain a website at http://www.pulte.com. Our website and the information at that site, or connected to that site, is not incorporated into this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part.


                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

         Statements contained or incorporated by reference in this prospectus and the accompanying prospectus supplement that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate" or similar expressions signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. For these reasons, we caution you not to place undue reliance on our forward-looking statements. The risks and uncertainties so identified are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely affect us. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. These possible risks and uncertainties include the following:

         - general economic conditions including tax rates, interest rates and shifts in demand for new homes;

         - exposure to certain market risks and the cyclical and seasonal nature of our businesses;

         -  adverse weather;

         -  changes in property taxes and energy costs;

         - changes in federal income tax laws and federal mortgage financing programs;

         -  governmental regulation;

         -  changes in governmental and public policy;

         - changes in economic conditions specific to any one or more of our markets and businesses;

         -  competition;

         -  availability of raw materials and skilled labor; and

         -  unexpected operations difficulties.

         We refer to the documents identified above under "Where You Can Find More Information" for a discussion of these factors and their effects on our business.


                                 USE OF PROCEEDS

         Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include:

         -  repayments or refinancing of debt;

         -  working capital;

         -  capital expenditures;

         -  acquisitions; and

         -  repurchase or redemption of securities including our Common Stock.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows our ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.


                                 NINE MONTHS ENDED
                                   SEPTEMBER 30,                                  YEAR ENDED DECEMBER 31,
                               ----------------------             ---------------------------------------------------------
                                 2000          1999                  1999            1998            1997            1996
                               --------      --------             ---------        --------        --------        --------

Ratio of earnings
to fixed charges (a)             4.62          4.62                 5.31             3.76            2.49            3.00


-------------

    (a) The ratios of earnings to fixed charges set forth above are computed on a total enterprise basis, except for our discontinued thrift operations, which are excluded. Fixed charges include interest incurred and one-third of rent expense, which represents the estimated interest factor and amortization of debt expense.

                         DESCRIPTION OF DEBT SECURITIES

         We describe in this section the general terms that will apply to any particular series of Debt Securities that we may offer by this prospectus and an applicable prospectus supplement in the future. When we issue a particular series, we will describe in the prospectus supplement that relates to the series
(i) the specific terms of the securities and (ii) the extent to which the general terms described in this section apply to the securities of that series.

         Any Debt Securities that we offer will be our direct unsecured general obligations. These Debt Securities may be Senior Debt Securities, Subordinated Debt Securities or other types of debt securities and will be issued under one or more separate indentures between us and one or more banks or trust companies, as trustee. A Debt Security is considered "senior" or "subordinated" depending on how it ranks in relation to our other debts. Senior Debt Securities will generally rank equal to other senior debt securities or unsubordinated debt. Holders of our Subordinated Debt Securities will only be entitled to payment after we pay our senior debts, including our Senior Debt Securities.

         We have summarized the material provisions of the indentures in this section, but this is only a summary. The indentures have been filed with the SEC and are incorporated by reference. See "Where You Can Find More Information." Our discussion of indenture provisions is not complete, therefore, you should read the indentures for a more complete understanding of the provisions we describe. You should also read the indentures for provisions that may be important to you. You should review the applicable indenture for additional information before you buy any Debt Securities. Capitalized terms used in the following summary have the meanings specified in the indentures unless otherwise defined below.

GENERAL

         The Debt Securities will be our direct unsecured general obligations. If so provided in a prospectus supplement, each of the Guarantors (as defined below) would guarantee our obligations under the Debt Securities on terms set forth in the prospectus supplement, subject to such guarantee not constituting or resulting in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, in which case the liability of the Guarantor under its guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor, permissible under applicable fraudulent conveyance or similar law. The Guarantors would consist of some or all of Abacoa Homes, Inc., American Title of the Palm Beaches Corp., American Title of the Palm Beaches, Ltd., Carr's Grant, L.L.C., Devtex Land, L.P., Divosta and Company, Inc., DiVosta Homes, Inc., Florida Building Products, Inc., Florida Club Homes, Inc., Hammock Reserve Development Company, Harrison Hills, LLC, Homesite Solutions Corporation, Island Walk Development Company, One Willowbrook L.L.C., PB Ventures L.L.C., PBW Corporation, PC/BRE Development L.L.C., PC/BRE Springfield L.L.C., PC/BRE Venture L.L.C., PC/BRE Whitney Oaks L.L.C., PC/BRE Winfield L.L.C., PC/Palm Beach, Inc., PN I, Inc., PN II, Inc., Pulte Development Corporation, Pulte Home Corporation, Pulte Home Corporation of New England, Pulte Home Corporation of the Delaware Valley, Pulte Homes of Greater Kansas City, Inc., Pulte Homes of Michigan Corporation, Pulte Homes of Minnesota Corporation, Pulte Homes of Ohio Corporation, Pulte Homes of South Carolina, Inc., Pulte Homes of Texas, L.P., Pulte Homes Tennessee Limited Partnership, Pulte Land Company, LLC, Pulte Land Development Corporation, Pulte Lifestyle Communities, Inc., Pulte Payroll Corporation, Pulte-IN Corp., Radnor Homes, Inc., Riverwalk Commerce Acquisition Corp., RiverWalk of the Palm Beaches Development, RN Acquisition 2 Corp. Sean/Christopher Homes, Inc., DiVosta Building Corporation, Village Walk Development Company, Inc., Fallsgrove Associates LLC, Pulte Communities NJ, Limited Partnership, Pulte Corporation, Pulte Homes of Michigan I L.P., Pulte Homes of NJ, Limited Partnership, Pulte Homes of New York, Inc., Pulte Homes of PA, Limited Partnership, Pulte Michigan Holdings Corporation, Pulte Michigan Services, LLC, Wilben, LLP and Wil Corporation.

         Our operations are conducted through our subsidiaries and, therefore, we are primarily dependent on the earnings and cash flows of our subsidiaries to meet our debt service obligations. Any right of ours or our creditors to participate in the assets of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors. Accordingly, the Debt Securities issued will also be effectively subordinated to the creditors of our subsidiaries. The Debt Securities will, if provided in a prospectus supplement, have the benefit of guarantees from the Guarantors. The Guarantors are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available for the Debt Securities, whether by dividends, loans or other payments, other than as expressly provided in the guarantees. The payment of dividends or the making of loans and advances by our subsidiaries to us are, subject to contractual, statutory and regulatory restrictions, contingent upon the earnings of those subsidiaries and are subject to various business considerations.

         A prospectus supplement and a supplemental indenture relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

         -  the title, series, type and amount of the Debt Securities;

         -  the total principal amount and priority of the Debt Securities;

         - the percentage of the principal amount at which the Debt Securities will be issued and any payments due if the maturity of the Debt Securities is accelerated;

         - the dates on which the principal of the Debt Securities will be payable;

         - the interest rate which the Debt Securities will bear and the interest payment dates for the Debt Securities;

         - the place or places where the principal of and any interest on the Debt Securities will be payable;

         - the place where the Debt Securities may be presented for registration of transfer or exchange;

         -  any limit on the aggregate principal amount of the Debt Securities;

         -  any optional redemption periods;

         - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

         - the terms of any right to convert the Debt Securities into shares of our Common Stock or other securities or property;

         - any provisions granting special rights to holders when a specified event occurs;

         -  any changes to or additional events of default or covenants;

         - any special tax implications of the Debt Securities, including provisions for original issue discount securities, if offered; and

         - any other terms of the Debt Securities not inconsistent with the terms and provisions of the indentures.

         Each prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities. Debt Securities of any series may be issued in one or more series or tranches as described in the applicable prospectus supplement.

         If the purchase price of any of the offered Debt Securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of and any premium and interest on any series of Debt Securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable prospectus supplement.

         The indentures provide that the Debt Securities may be issued in one or more series, in each case as authorized by our Board of Directors from time to time. The indentures also provide that there may be more than one trustee under the indentures, each with respect to one or more different series of Debt Securities. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee shall extend only to the one or more series of Debt Securities for which it is a trustee. If more than one trustee is acting under an indenture, the Debt Securities (whether of one or more than one series) for which each trustee is acting shall in effect be treated as if issued under separate indentures.


PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM; TRANSFER OF SECURITIES

         Unless we designate otherwise, we will pay principal, interest and any premium on fully registered securities in Bloomfield Hills, Michigan. We will make payments by check mailed to the persons in whose names the Debt Securities are registered on days specified in the indentures or any prospectus supplement. We will make Debt Securities payments in other forms at a place we designate and specify in a prospectus supplement. You may transfer or exchange fully registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes as provided in any prospectus supplement.


GUARANTEES

         In order to enable us to obtain more favorable interest rates and terms, payment of principal of, premium, if any, and interest on the Debt Securities may (if so specified in the prospectus supplement) be guaranteed, jointly and severally, by the Guarantors; provided that the guarantees will not be applicable to or guarantee our obligations with respect to the conversion of the Debt Securities into Common Stock if applicable. Each guarantee will be an unsecured obligation of each Guarantor issuing such guarantee, ranking pari passu in right of payment with all existing and future indebtedness of a similar series.

         The indentures provide that, in the event any guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guarantor under such guarantee shall be reduced to the maximum amount, after giving effect to all other contingent and other liabilities of such Guarantor, permissible under the applicable fraudulent conveyance or similar law.

GLOBAL CERTIFICATES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depository identified in a prospectus supplement.

         The specific terms of the depository arrangements with respect to any Debt Securities of a series will be described in a prospectus supplement.

         Unless otherwise specified in a prospectus supplement, Debt Securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee. Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited shall be designated by the underwriters or agents of the Debt Securities or by us, if the Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate. Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

         So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities of the series represented by the global certificate for all purposes under the indentures. Generally, owners of beneficial interests in a global certificate will not be entitled to have Debt Securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form, and will not be considered the owners or holders of the global certificate under the applicable indenture.

         Payment of principal of, premium, if any, and any interest on Debt Securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the Debt Securities. None of Pulte, the trustee, any paying agent, or the applicable debt security registrar for the Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for the Debt Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         We expect that the depository for Debt Securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a global certificate held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and the payments will be the responsibility of the participants. However, we have no control over the practices of the depository and/or the participants and there can be no assurance that these practices will not be changed.

         Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depository.

         Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by The Depository Trust Company and its participants.


EVENTS OF DEFAULT

         "Event of default" when used in an indenture will mean any of the following:

         -  failure to pay when due interest on any Debt Security for 30 days;

         - failure to pay the principal or any premium on any Debt Security when due;

         -  failure to deposit any sinking fund payment when due;

         - failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

         - certain events in bankruptcy, insolvency or reorganization of Pulte; and

         - any other event of default included in any indenture or supplemental indenture.

         An event of default for a particular series of Debt Securities does not necessarily constitute an event of default for any other series of Debt Securities issued under an indenture. The trustee may withhold notice to the holders of Debt Securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

         If an event of default for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the Debt Securities of the series may declare the entire principal of that series due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration.

         The indentures contain provisions entitling the trustee with respect to any series of Debt Securities, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of the applicable Debt Securities before proceeding to exercise any right or power under the applicable indenture at the request of the holders of such Debt Securities. The indentures also provide that the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series of Debt Securities. The indentures contain a covenant that we will file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

         The indentures limit the right to institute legal proceedings. No holder of any Debt Security will have the right to bring a claim under an indenture unless:

         -  the holder has given written notice of default to the trustee;

         - the holders of not less than 25% of the aggregate principal amount of Debt Securities of a particular series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

         - the trustee has not commenced an action within 60 days of receipt of that notice and indemnification; and

         - no direction inconsistent with the request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the Debt Securities of the series then outstanding.


REGARDING THE TRUSTEE

         Bank One Trust Company, National Association (successor-in-interest to the First National Bank of Chicago) is trustee under the indentures, pursuant to which certain of our debt securities are outstanding. Bank One Trust Company, National Association or other banks or trust companies will act as trustee pursuant to which the Debt Securities are to be issued. Bank One Trust Company, National Association maintains normal banking relationships with us (and is an affiliate of Bank One, NA, which participates in and acts as co-agent in our Bank Credit Facility and provides cash management and other services for us in the normal course of our business).

         The trustee may resign or be removed with respect to one or more series of Debt Securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of Debt Securities under a single indenture, each such trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the trustee may then be taken by each such trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is trustee.


DEFEASANCE OF DEBT SECURITIES

         If permitted by the terms of any Debt Securities, we may terminate certain of our obligations under the indenture, including our obligations to comply with the restrictive covenants described in this prospectus, on the terms and subject to the conditions contained in such indenture, by depositing in trust with the trustee money or obligations of, or guaranteed by, the United States sufficient to pay the principal of, premium, if any, and interest, if any, on such Debt Securities to maturity (or earlier redemptions).

         The prospectus supplement sets forth the specific provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Neither we, the Guarantors nor the Restricted Subsidiaries will consolidate or merge into or sell, assign, transfer or lease all or substantially all of its assets to another person unless:

         - the person is a corporation organized under the laws of the United States of America or any state thereof;

         - the person assumes by supplemental indenture all the obligations of Pulte or such Guarantor or Restricted Subsidiary, as the case may be, relating to the Debt Securities, the guarantees and the indenture, as the case may be; and

         - immediately after the transaction no event of default exists; except that this clause will not restrict or be applicable to a merger, consolidation or liquidation of a Restricted Subsidiary or Guarantor with or into us or another subsidiary that is wholly-owned, directly or indirectly, by us that is, or concurrently with the completion of such merger, consolidation or liquidation becomes, a Guarantor or a Restricted Subsidiary that is wholly-owned, directly or indirectly, by us.

         Upon any such consolidation, merger, sale, assignment or transfer, the successor corporation will be substituted for us or such Guarantor or Restricted Subsidiary (including any merger or consolidation described in the proviso at the end of the immediately preceding sentence), as applicable, under the indenture. The successor corporation may then exercise every power and right of ours or such Guarantor or Restricted Subsidiary under the indenture, and we or such Guarantor or Restricted Subsidiary, as applicable, will be released from all of our respective liabilities and obligations in respect of the Debt Securities and the indenture. If we or any Guarantor or Restricted Subsidiary leases all or substantially all of its assets, the lessee corporation will be the successor to us or such Guarantor or Restricted Subsidiary and may exercise every power and right of ours or such Guarantor or Restricted Subsidiary, as the case may be, under the indenture, but we or such Guarantor or Restricted Subsidiary, as the case may be, will not be released from our respective obligations to pay the principal of and premium, if any, and interest, if any, on the Debt Securities.


MODIFICATION AND WAIVER

         We and the trustee, with the consent of the holders of at least a majority of the principal amount of the Debt Securities, may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the Debt Securities, except that no such supplemental indenture may, without the consent of the holder of each outstanding Debt Security affected by the supplemental indenture, among other things:

         - extend the final maturity of the Debt Securities, or reduce the rate or extend the time of payment of interest on the Debt Securities, or reduce the principal amount of the Debt Securities, or impair the right to institute suit for payment of the Debt Securities;

         - reduce the percentage of Debt Securities, the consent of the holders of which is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences provided in the indenture; or

         - modify any of the provisions regarding the modification of the indenture, waivers of past defaults and waivers of certain covenants, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby.

         Our Board of Directors does not have the power to waive any of the covenants of the indentures including those relating to consolidation, merger or sale of assets.

         We and the trustee may modify or amend provisions of the indenture without the consent of any holder for any of the following purposes:

         - to evidence the succession of another person to us or any Guarantor under the indenture and the Debt Securities;

         - to add to our covenants or the covenants of any Guarantor for the benefit of the holders of the Debt Securities or to surrender any right or power conferred upon us or such Guarantor by the indenture;

         - to add events of default for the benefit of the holders of the Debt Securities;

         - to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no outstanding Debt Securities;

         -  to secure any Debt Securities under the indenture;

         -  to establish the form or terms of the Debt Securities of any series;

         -  to add Guarantors;

         - to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

         - to close the indenture to authentication and delivery of additional series of Debt Securities, and to cure any ambiguity, defect or inconsistency in the indenture, provided such action does not adversely affect the interests of holders of the Debt Securities; or

         - to supplement any of the provisions of the indentures to the extent necessary to permit or facilitate defeasance and discharge of the Debt Securities, provided that such action shall not adversely affect the interests of the holders of the Debt Securities in any material respect.

         The holders of at least a majority in principal amount of the outstanding Debt Securities may, on behalf of the holders of all Debt Securities, waive any past default under the indenture. However, they may not waive a default (1) in the payment of the principal of (or premium, if any) or any interest on any Debt Security or (2) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected.


CERTAIN COVENANTS

         In this section we describe the principal covenants that will apply to the Debt Securities unless otherwise indicated in the applicable prospectus supplement. We make use of several defined terms; the associated definitions are located at the end of this section.

         Restrictions on Secured Debt. The indenture provides that we will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the new notes will be secured equally and ratably with (or prior to) such Secured Debt, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by:

         (1) Security Interests on model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat, or thereon;

         (2) Security Interests on property at the time of its acquisition by us or a Restricted Subsidiary, which Security Interests secure obligations assumed by us or a Restricted Subsidiary, or on the property of a corporation or other entity at the time it is merged into or consolidated with us or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or where the Security Interest attaches to or affects our property or the property of a Restricted Subsidiary prior to such transaction);

         (3) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by us or a Restricted Subsidiary; and

         (4) Security Interests securing indebtedness of a Restricted Subsidiary owing to us or to another Restricted Subsidiary that is wholly-owned (directly or indirectly) by us or Security Interests securing our Indebtedness owing to a Guarantor.

         Additionally, such permitted Secured Debt includes any amendment, restatement, supplement, renewal, replacement, extension or refunding in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof.

         In addition, we and our Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the Debt Securities, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (4) above and any Secured Debt in relation to which the new notes have been equally and ratably secured) and (2) all Attributable Debt (as defined below) in respect of Sale and Leaseback Transactions (as defined below) (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the net proceeds of the property sold or transferred are applied to retire indebtedness or to the purchase of property as described under "Restrictions on Sale and Leaseback Transactions") as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets (as defined below).

         The provisions described above with respect to limitations on Secured Debt are not applicable to Non-Recourse Land Financing (as defined below) by virtue of the definition of Secured Debt, and will not restrict or limit our or our Restricted Subsidiaries' ability to create, incur, assume or guarantee any unsecured indebtedness, or of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured indebtedness.

         Restrictions on Sale and Lease-back Transactions. The indenture provides that we will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless:

         (1) notice is promptly given to the trustee of the Sale and Leaseback Transaction;

         (2) fair value is received by us or the relevant Restricted Subsidiary for the property sold (as determined in good faith pursuant to a resolution of the Board of Directors of Pulte delivered to the trustee); and

         (3) we or a Restricted Subsidiary, within 365 days after the completion of the Sale and Leaseback Transaction, apply an amount equal to the net proceeds therefrom either:

         - to the redemption, repayment or retirement of Debt Securities of any series under the indenture (including the cancellation by the trustee of any Debt Securities of any series delivered by Pulte to the trustee), senior indebtedness of Pulte or Guarantor senior indebtedness, or

         - to the purchase by us or any Restricted Subsidiary of property substantially similar to the property sold or transferred.

         In addition, we and our Restricted Subsidiaries may enter into a Sale and Leaseback Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (4) described in "Restrictions on Secured Debt," above or Secured Debt in relation to which the Debt Securities have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Leaseback Transactions (excluding Attributable Debt in respect of Sale and Leaseback Transactions as to which the net proceeds of the property sold or transferred are applied to retire indebtedness or to the purchase of property as described in clause (2) above) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

         Other than the above-described covenants, there are no covenants or provisions contained in the indenture which may afford holders of Debt Securities protection in the event of a highly leveraged transaction involving Pulte.


CONVERSION

         If provided in any prospectus supplement, the Debt Securities will be convertible, at their principal amount or any portion thereof which is an integral multiple of $1,000 at any time prior to their maturity, into shares of our Common Stock at the conversion price set forth in the applicable prospectus supplement, subject to adjustment in the event of the:

         - subdivision, combination or reclassification of the outstanding Common Stock;

         - payment in shares of Common Stock of a dividend or distribution on any class of our capital stock;

         - issuance of rights or warrants to all holders of Common Stock entitling them to acquire shares of Common Stock at a price per share less than the current market price; or

         - distribution to holders of Common Stock of shares of capital stock other than Common Stock, evidences of indebtedness or assets (including securities, but excluding distributions exclusively in cash, and excluding dividends or distributions paid exclusively in Common Stock, rights and warrants referred to above.

         We will not be required to issue fractional shares of Common Stock but will pay a cash adjustment in lieu thereof. Except as otherwise provided in the prospectus supplement, interest accrued shall not be paid on Debt Securities converted. If any Debt Security not called for redemption is converted between a record date for the payment of interest and the next succeeding interest payment date, such Debt Security must be accompanied by funds equal to the interest payable on such interest payment date on the principal amount so converted.

         There will be no upward adjustment in the conversion price except in the event of a reverse stock split. We are not required to make any adjustment in the conversion price of less than $0.01, but the same will be carried forward and taken into account in the computation of any subsequent adjustment. The conversion price will not be subject to adjustment under any circumstances not referred to in this paragraph, such as tender offers, open market purchases or other acquisitions of shares of Common Stock by us and/or our subsidiaries, unless otherwise provided with respect to any particular series of Debt Securities in the applicable prospectus supplement.

         In case of any reclassification (excluding those referred to above), merger, consolidation or sale of substantially all of our assets as an entirety, the holder of each outstanding convertible Debt Security shall have the right to convert such Debt Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which such Debt Security might have been converted immediately prior to the effective date of the transaction.


CERTAIN DEFINITIONS

"Attributable Debt" means, in respect of a Sale and Leaseback Transaction, the present value (discounted at the weighted average effective interest cost per annum of the outstanding debt securities of all series, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

"Consolidated Net Tangible Assets" means the total amount of assets which would be included on a combined balance sheet of the Restricted Subsidiaries (not including Pulte) together with the total amount of assets that would be included on Pulte's balance sheet, not including its subsidiaries, under generally accepted accounting principles (less applicable reserves and other properly deductible items) after deducting therefrom:

         (1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

         (2) investments in subsidiaries that are not Restricted Subsidiaries, including, without limitation, Pulte Mortgage Corporation; and

         (3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other tangible assets.

"Non-Recourse Land Financing" means any indebtedness of ours or any Restricted Subsidiary for which the holder of such indebtedness has no recourse, directly or indirectly, to us or such Restricted Subsidiary for the principal of, premium, if any, and interest on such indebtedness, and for which we or such Restricted Subsidiary are not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such indebtedness, except pursuant to mortgages, deeds of trust or other Security Interests or other recourse obligations or liabilities in respect of specific land or other real property interests of ours or such Restricted Subsidiary; provided that recourse obligations or liabilities of ours or such Restricted Subsidiary solely for indemnities, covenants or breach of warranty representation or covenant in respect of any indebtedness will not prevent indebtedness from being classified as Non-Recourse Land Financing.

"Restricted Subsidiary" means any Guarantor and any other of our subsidiaries as of the date of the indenture and any successor to such Guarantor or subsidiary other than (i) First Heights Bank, Pulte Financial Companies, Inc., Pulte Mortgage Corporation, Pulte Diversified Companies, Inc. or North American Builders Indemnity Corporation and (ii) any successor to any of the subsidiaries described in clause (i).

"Sale and Leaseback Transaction" means a sale or transfer made by us or a Restricted Subsidiary (except a sale or transfer made to Pulte or another Restricted Subsidiary) of any (a) manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (b) other property (not including model homes) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to us or a Restricted Subsidiary.

"Secured Debt" means any Indebtedness which is secured by (i) a Security Interest in any of our property or the property of any Restricted Subsidiary or
(ii) a Security Interest in shares of stock owned directly or indirectly by us or a Restricted Subsidiary in a corporation or in equity interests owned by us or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in our rights or the rights of a Restricted Subsidiary in respect of indebtedness of a corporation, partnership or other entity in which we or a Restricted Subsidiary has an equity interest; provided that "Secured Debt" shall not include Non-Recourse Land Financing that consists exclusively of "land under development," "land held for future development" or "improved lots and parcels," as such categories of assets are determined in accordance with generally accepted accounting principles. The securing in the foregoing manner of any such indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

"Security Interest" means any mortgage, pledge, lien, encumbrance or other security interest which secures the payment or performance of an obligation.


                          DESCRIPTION OF CAPITAL STOCK

         The following general summary of our capital stock and certain provisions of the Michigan Business Corporation Act ("MBCA") is qualified in its entirety by reference to our articles of incorporation, as amended (the "Articles of Incorporation"), and the MBCA.

         We are authorized by the Articles of Incorporation to issue 100,000,000 shares of Common Stock. On September 30, 2000, 40,668,108 shares of Common Stock were issued and outstanding.

         The holders of the Common Stock are entitled to one vote for each share on all matters voted on by shareholders, including election of directors. The holders of the Common Stock do not have any cumulative value, conversion, redemption, sinking fund or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of the Common Stock will be entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of our indebtedness, and the aggregate liquidation preference of any Preferred Stock then outstanding.

         The Common Stock is listed on the New York Stock Exchange. The Company intends to apply to the New York Stock Exchange to list the additional shares of Common Stock offered hereby and issuable upon conversion of convertible Debt Securities, if any, Equiserve, L.P. is the transfer agent and registrar for the Common Stock.

         We are also authorized by our Articles of Incorporation to issue 25,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), none of which have been issued. Our Board of Directors has authority to divide the 25,000,000 shares of Preferred Stock into series and to fix the rights and preferences of any series so established. Variations between different series may be created by the Board of Directors with respect to such matters as voting rights, rate of dividend, priority of payment, rights of accumulation, redemption or signing fund terms, preferences upon liquidation or dissolution, conversion rights and any other preferences or rights.

         Our Articles of Incorporation provide that the Board of Directors will be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The present Board of Directors consists of 8 persons who were elected to the Board of Directors for terms of three years each by our shareholders. Our Articles of Incorporation also provide that to the extent holders of Preferred Stock are given the right, voting separately or by class or series, to elect directors, such directors shall not be divided into the foregoing classes.

         Our Articles of Incorporation require, in addition to any vote required by law, the affirmative vote of the holders of at least 69.3% of the shares voting at a meeting of shareholders in connection with (i) any merger or consolidation of Pulte or any subsidiary with any "Interested Shareholder," as defined therein, or any corporation which is, after the merger or consolidation would be, an "Affiliate," as defined therein, of an Interested Shareholder that was an Interested Shareholder prior to the transaction; (ii) certain transfers to any Interested Shareholder or Affiliate of an Interested Shareholder, other than Pulte or any of our subsidiaries, of any of our assets or any subsidiary which have an aggregate book value of 10% or more of consolidated net worth;
(iii) certain transfers by Pulte or any subsidiary of "Equity Securities," as defined therein, of Pulte or any subsidiary which have an aggregate market value of 5% or more of the total market value of the outstanding shares of Pulte to any Interested Shareholder or Affiliate of an Interested Shareholder, other than Pulte or our subsidiaries (subject to certain exceptions); (iv) the adoption of any plan or proposal for our liquidation or dissolution proposed by or on behalf of an Interested Shareholder or any Affiliate of an Interested Shareholder, (v) any reclassification of securities or recapitalization of Pulte, or any merger, consolidation or share exchange by Pulte with any of its subsidiaries which has the effect of increasing the proportionate amount of the outstanding shares of any class of Equity Securities of Pulte or any subsidiary which is owned by an Interested Shareholder or any Affiliate of an Interested Shareholder (each of the Transactions referred to in clauses (i) through (v), a Business Combination"); or (iv) any agreement, contract or arrangement providing for one or more of the foregoing. An "Interested Shareholder" generally includes any beneficial owner of 10% or more of the voting power of Pulte or any Affiliate of ours that at any time within the two year period prior to the date in question was the beneficial owner of 10% or more of the voting power of the Company.

         The foregoing supermajority vote is not required if (i) the Board of Directors approves such Business Combination and either the Interested Shareholder has been an Interested Shareholder for at least two years prior to the date of the Board approval or such proposed transaction was approved by the Board prior to the time the Interested Shareholder became an Interested Shareholder or (ii) a majority of the outstanding stock of such other corporation is owned by the Company or its subsidiaries.

         The foregoing supermajority provisions may only be amended by the affirmative vote of 69.3% of the shares voting on the proposed amendment at a meeting of shareholders, in addition to any vote otherwise required by law.

CERTAIN PROVISIONS OF THE MICHIGAN BUSINESS CORPORATION ACT

         Chapters 7A and 7B of the Michigan Business Corporation Act ("MBCA") may affect attempts to acquire control of Pulte. Pursuant to our Articles of Incorporation, we have expressly elected not to be subject to the provisions of Chapter 7A of the MBCA; however, the Board of Directors may terminate this election in whole or in part by action of the majority of directors then in office. Chapter 7A applies to "Business Combinations," defined to include, among other transactions, certain mergers, substantial sales of assets or securities and recapitalizations between covered Michigan business corporations or their subsidiaries and an "Interested Shareholder" (generally a beneficial owner of 10% or more of the voting power of the Company's outstanding voting stock). In general, Chapter 7A requires, for any Business Combination, an advisory statement from the Board of Directors, the approval of holders of at least 90% of each class of the shares entitled to vote and the approval of holders of at least two-thirds of such voting shares not held by the Interested Shareholder, its affiliates and associates. These requirements do not apply, however, where the Interested Shareholder satisfies certain "fair price," form of consideration and other requirements and at least five years have elapsed after the person involved became an Interested Shareholder. Our Board of Directors has the power to elect to be subject to Chapter 7A as to specifically identified or unidentified Interested Shareholders.

         Pursuant to our Bylaws, we have also expressly elected not to be subject to the provisions of Chapter 7B of the MBCA: however, our Board of Directors may terminate this election by action of the majority of directors then in office. Generally, under Chapter 7B an entity that acquires "Control Shares" of Pulte may vote the Control Shares on any matter only if a majority of all shares, and of all non "Interested Shares," of each class of shares entitled to vote as a class, approve such voting rights. In general, "Interested Shares" are shares owned by employee-directors of Pulte, all its officers, or the entity making the "Control Share Acquisition." "Control Shares" are shares that, when added to those already owned by an entity, would give the entity voting power in the election of directors over any of three thresholds: one-fifth, one-third and a majority. If Control Shares acquired in a Control Share Acquisition are accorded full voting rights and the acquirer of such Control Shares has acquired a majority of all voting power of Pulte, Chapter 7B would afford special dissenters' rights to our shareholders other than the acquiring person, unless otherwise provided in our Articles of Incorporation or Bylaws before the Control Share Acquisition occurs. The effect of the statute is to condition the acquisition of voting control of the corporation on the approval of a majority of pre-existing disinterested shareholders. Our Board of Directors may amend the Bylaws before a Control Share Acquisition occurs to provide that Chapter 7B applies to Pulte. Our Board of Directors currently has no plans to effect any such amendment, nor is it aware of any other plans or proposals to do so by a shareholder.


                             DESCRIPTION OF WARRANTS

         We may issue warrants to purchase Debt Securities, Common Stock, or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

         The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

         -  the title of the warrants;

         -  the aggregate number of warrants offered;

         - the designation, number and terms of the Debt Securities, Common Stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

         -  the exercise price of the warrants;

         -  the dates or periods during which the warrants are exercisable;

         - the designation and terms of any securities with which the warrants are issued;

         - if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

         - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

         - any minimum or maximum amount of warrants that may be exercised at any one time;

         -  any terms relating to the modification of the warrants; and

         - any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

         The description in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.


                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

         We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of Common Stock at a future date or dates, which we refer to herein as "Stock Purchase Contracts." The price per share of Common Stock and number of shares of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our Debt Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts, which we refer to herein as "Stock Purchase Units." The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

         The prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

         We may sell the offered securities in and outside the United States from time to time (i) through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any of these methods. The prospectus supplement will include the following information:

         -  the terms of the offering;

         -  the names of any underwriters or agents;

         -  the name or names of any managing underwriter or underwriters;

         -  the purchase price of the securities from us;

         -  the net proceeds to us from the sale of the securities;

         -  any delayed delivery arrangements;

         - any underwriting discounts, commissions and other items constituting underwriters' compensation;

         -  any initial public offering price;

         - any discounts or concessions allowed or reallowed or paid to dealers; and

         -  any commissions paid to agents.



GENERAL

         Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act of 1933. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

SALE THROUGH UNDERWRITERS OR DEALERS

         If we use underwriters in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

         Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

         If we use dealers in a sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

         We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

         We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.


DELAYED DELIVERY CONTRACTS

         If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

INDEMNIFICATION

         We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

MARKET MAKING, STABILIZATION AND OTHER TRANSACTIONS

         Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

         Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.


                                     EXPERTS

    The consolidated financial statements of Pulte Corporation appearing in Pulte Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

    Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, will issue an opinion letter concerning the legality of the securities that we are offering in this prospectus, and a law firm to be identified will issue an opinion letter as to certain legal matters for any underwriters, dealers or agents, unless we indicate otherwise in an applicable prospectus supplement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the offering described in this registration statement:



         SEC registration fee........................      $ 132,000
         Printing fees and expenses..................         10,000*
         Legal fees and expenses.....................         50,000*
         Rating agencies' fees and expenses..........         75,000*
         Accountants' fees and expenses..............         25,000*
         Trustee's fees and expenses.................         20,000*
         Blue Sky fees and expenses..................         10,000*
         Miscellaneous expenses......................         10,000*
                                                         -----------
                   Total.............................      $ 307,000*
                                                         ===========

----------------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

         Our Articles of Incorporation provide that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of the director's fiduciary duty. However, our Articles do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the effective date of the Articles. In addition, our Bylaws generally provide that, to the fullest extent permitted by applicable law, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation), including a shareholders' derivative action, by reason of the fact that he is or was our director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         We have obtained Directors' and Officers' liability insurance. The policy provides for $25 million in coverage including prior acts dating to our inception and liabilities under the Securities Act.


ITEM 16. EXHIBITS*


3.1 Articles of Incorporation, as amended, of Pulte Corporation. (Incorporated by reference to Exhibit 19(a) to Pulte Corporation's Form 10-Q for the quarter ended June 30, 1988).

3.2 By-laws of Pulte Corporation. (Incorporated by reference to Exhibit 3(b) to Pulte Corporation's Registration Statement on Form S-4, Registration No. 33-17223).

4.1 Senior Note Indenture dated as of October 24, 1995 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation, relating to Pulte Corporation's 7.3% unsecured Senior Notes due 2005 ($125,000,000 aggregate principal amount outstanding) and 7.625% unsecured Senior Notes due 2017 ($150,000,000 aggregate principal amount outstanding). (Incorporated by reference to Exhibit (c) 1 to Pulte Corporation's Current Report on Form 8-K dated October 20, 1995).

4.2 Indenture Supplement dated as of August 27, 1997 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation's Current Report on Form 8-K dated October 6, 1997).

4.3 Indenture Supplement dated as of March 20, 1998 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation's Current Report on Form 8-K dated March 24, 1998).

4.4 Indenture Supplement dated January 31, 1999 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.2 to Pulte Corporation's Current Report on Form 8-K dated March 3, 1999).

4.5 Indenture Supplement dated April 3, 2000 among Pulte Corporation, Bank One Trust Company, National Association (as successor Trustee to The First National Bank of Chicago), and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.5 to Pulte Corporation's Registration Statement of Form S-4, Registration No. 33-36814).

4.6 Senior Note Indenture dated as of December 1, 1993 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation, relating to Pulte Corporation's 8.375% unsecured Senior Notes due 2004 ($115,000,000 aggregate principal amount outstanding) and 7% unsecured Senior Notes due 2003 ($100,000,000 aggregate principal amount outstanding). (Incorporated by reference to Exhibit 4.1 to Pulte Corporation's Registration Statement on Form S-3, Registration No. 33-71742).

4.7 Indenture Supplement dated August 27, 1997 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation's Current Report on Form 8-K dated October 6, 1997).

4.8 Indenture Supplement dated March 20, 1998 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation's Current Report on Form 8-K dated March 24, 1998).

4.9 Indenture Supplement dated January 31, 1999 among Pulte Corporation, The Bank of New York (as successor Trustee to NationsBank of Georgia, National Association), Pulte Home Corporation and certain subsidiaries of Pulte Corporation. (Incorporated by reference to Exhibit 4.1 to Pulte Corporation's Current Report on Form 8-K dated March 3, 1999).

4.10 Credit Agreement dated January 5, 1995 among Pulte Corporation and NationsBank, N.A. f/k/a NationsBank, N.A. (Carolinas), as agent for certain lenders. (Incorporated by reference to Exhibit 10(l) to Pulte Corporation's Annual Report on Form 10-K for the year ended December 31, 1994).

4.11 First Amendment to Credit Agreement dated January 4, 1996, among Pulte Corporation and NationsBank, N.A., f/k/a NationsBank, N.A. (Carolinas), as agent for certain lenders. (Incorporated by reference to Exhibit 10(l) to Pulte Corporation's Annual Report on Form 10-K for the year ended December 31, 1995).

4.12 Second Amendment to Credit Agreement dated December 31, 1996 among Pulte Corporation, NationsBank, N.A. f/k/a NationsBank, N.A. (Carolinas), as agent for certain lenders, Comerica Bank and Bank One, NA (successor-in-interest to The First National Bank of Chicago), as co-agents. (Incorporated by reference to Exhibit 10(l) to Pulte Corporation's Annual Report on Form 10-K for the year ended December 31, 1996).

4.13 Third Amendment to Credit Agreement dated July 9, 1997 among Pulte Corporation, NationsBank, N.A. f/k/a NationsBank, N.A. (Carolinas), as agent for certain lenders, Comerica Bank and Bank One, NA (successor-in-interest to The First National Bank of Chicago), as co-agents. (Incorporated by reference to Exhibit 4.13 to Pulte Corporation's Registration Statement of Form S-4, Registration No. 33-36814).

4.14 Fourth Amendment to Credit Agreement dated December 30, 1997 among Pulte Corporation, NationsBank, N.A., as agent for certain lenders, Comerica Bank and Bank One, NA (successor-in-interest to The First National Bank of Chicago), as co-agents. (Incorporated by reference to
         Exhibit 10(n) to Pulte Corporation's Annual Report on From 10-K for the year ended December 31, 1997).

4.15 364-Day Credit Agreement dated September 15, 1999 among Pulte Corporation, certain subsidiaries of Pulte Corporation, Bank of America, N.A., as administrative agent, Banc of America Securities LLC, as sole lead arranger and sole book manager, Bank One, NA, as syndication agent, and Guaranty Federal Bank, F.S.B., as co-agent. (Incorporated by reference to Exhibit 10 to Pulte Corporation's Form 10-Q for the quarter ended September 30, 1999).

4.16** Credit Agreement dated August 31, 2000 among Pulte Corporation, certain subsidiaries of Pulte Corporation, Bank of America, N.A., as administrative agent, Bank One, N.A., as syndication agent, and Comerica Bank, as co-agent.

5.1**    Opinion of Honigman Miller Schwartz and Cohn.

12.1**   Computation of Ratio of Earnings to Fixed Charges.

23.1 Consent of Honigman Miller Schwartz and Cohn (included in Exhibit 5.1 hereto).

23.2**   Consent of Ernst & Young LLP.

24.1**   Powers of Attorney.

25.1 Statement of Eligibility of trustee on Form T-1 of Bank One Trust Company, National Association. (Incorporated by reference to Exhibit
         4.13 to Pulte Corporation's Registration Statement of Form S-4, Registration No. 33-36814).

----------

* Pulte will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, common stock, warrants, stock purchase contracts or stock purchase units and (iii) any required opinion of counsel to Pulte as to certain tax matters relative to the securities offered hereby.

**   Filed herewith


ITEM 17. UNDERTAKINGS

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in paragraphs (i) and
    (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d)  The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.



                                       PULTE CORPORATION

                                       By:      /s/ John R. Stoller
                                           -------------------------------------
                                               John R. Stoller
                                               Senior Vice President,
                                               General Counsel and Secretary


    Each of the undersigned officers and directors of Pulte Corporation does hereby severally constitute and appoint Roger A. Cregg, Bruce E. Robinson, John
R. Stoller and Vincent J. Frees, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 12, 2001 by the following persons in the capacities indicated.



   Signature                Title


         *                  Chairman of the Executive and Nominating
------------------          Committee of the Board of Directors
William J. Pulte


         *                  Chairman of the Board of Directors and
------------------          Chief Executive Officer and Director
Robert K. Burgess           (Principal Executive Officer)



         *                  President and Chief Operating Officer
------------------
Mark J. O'Brien


         *                  Senior Vice President-Corporate Development
------------------
Michael A. O'Brien


         *                  Senior Vice President and Chief Financial Officer
------------------          (Principal Financial Officer)
Roger A. Cregg


         *                  Vice President and Controller
------------------          (Principal Accounting Officer)
Vincent J. Frees

          *                                Director
-----------------------------
Debra J. Kelly-Ennis


          *                                Director
-----------------------------
David N. McCammon


          *                                Director
-----------------------------
Patrick J. O'Meara


          *                                Director
-----------------------------
Alan E. Schwartz


          *                                Director
-----------------------------
Francis J. Sehn


          *                                Director
-----------------------------
John J. Shea


By: /s/ John R. Stoller
   ---------------------
      John R. Stoller
      Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                          ABACOA HOMES, INC.



                          By: /s/ Bruce E. Robinson
                             ---------------------------------------
                              Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



     Signature            Title


        *                 President and Director
--------------------      (Principal Executive Officer)
William E. Shannon


        *                 Vice President, Chief Financial Officer and Director
--------------------      (Principal Financial Officer)
Harmon D. Smith


        *                 Vice President and Treasurer
--------------------      (Principal Accounting Officer)
Bruce E. Robinson


        *                 Vice President and Secretary
--------------------
John R. Stoller


        *                 Director
--------------------
Charles R. Hathaway




*By: /s/  John R. Stoller
    -------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                           AMERICAN TITLE OF THE PALM BEACHES CORP.


                           By: /s/ Bruce E. Robinson
                              -----------------------------------------
                               Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



       Signature           Title


        *                  President and Director
---------------------      (Principal Executive Officer)
William E. Shannon


        *                  Vice President, Chief Financial Officer and Director
---------------------      (Principal Financial Officer)
Harmon D. Smith


         *                 Vice President and Treasurer
---------------------      (Principal Accounting Officer)
Bruce E. Robinson


         *                 Vice President and Secretary
---------------------
John R. Stoller


         *                 Director
---------------------
Charles H. Hathaway




*By:   /s/ John R. Stoller
    --------------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            AMERICAN TITLE OF THE PALM BEACHES, LTD.

                            By: AMERICAN TITLE OF THE PALM BEACHES CORP. (GENERAL PARTNER)


                                 By: /s/ Bruce E. Robinson
                                    -------------------------------------
                                    Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



   Signature                Title



            *               President and Director
--------------------        (Principal Executive Officer)
William E. Shannon


            *               Vice President, Chief Financial Officer and Director
--------------------        (Principal Financial Officer)
Harmon D. Smith


            *               Vice President and Treasurer
--------------------        (Principal Accounting Officer)
Bruce E. Robinson


            *               Vice President and Secretary
--------------------
John R. Stoller


            *               Director
--------------------
Charles H. Hathaway



*By: /s/ John R. Stoller
    ------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            CARR'S GRANT, L.L.C.

                            By:   PULTE HOME CORPORATION


                                  By: /s/ Bruce E. Robinson
                                     -------------------------------------
                                     Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



       Signature            Title


        *                   President
---------------------       (Principal Executive Officer)
Robert J. Halso


        *                   Vice President, Controller and Director
---------------------       (Principal Financial Officer)
Vincent J. Frees


        *                   Vice President, Treasurer and Assistant Secretary
---------------------       (Principal Accounting Officer)
Bruce E. Robinson


        *                   Vice President of Finance
---------------------
Robert P. Schafer


        *                   Vice President, Secretary and Director
---------------------
John R. Stoller


        *                   Director
---------------------
Mark J. O'Brien


*By: /s/ John R. Stoller
    ------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                             DEVTEX LAND, L.P.

                             By:   PN I, INC.


                                   By: /s/ Bruce E. Robinson
                                      --------------------------------------
                                      Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



      Signature              Title


          *                  President
----------------------       (Principal Executive Officer)
Gregory M. Nelson


          *                  Regional President
----------------------
Richard L. Strom


          *                  Vice President of Finance, Assistant Secretary and
----------------------       Director
Donald J. Dykstra


          *                  Vice President, Controller and Director
----------------------       (Principal Financial Officer)
Vincent J. Frees


          *                  Vice President, Assistant Secretary and Treasurer
----------------------       (Principal Accounting Officer)
Bruce E. Robinson


          *                  Vice President and Secretary
----------------------
John R. Stoller


*By: /s/ John R. Stoller
    ------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                    DIVOSTA AND COMPANY, INC.


                                    By: /s/ Bruce E. Robinson
                                       -----------------------------------------
                                        Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



      Signature                     Title


         *                          Chairman of the Board
---------------------
Otto B. DiVosta

         *                          President
---------------------               (Principal Executive Officer)
Charles H. Hathaway

         *                          Vice President and Chief Financial Officer
---------------------               (Principal Financial Officer)
Harmon D. Smith

         *                          Vice President and Treasurer
---------------------               (Principal Accounting Officer)
Bruce E. Robinson

         *                          Vice President and Secretary
---------------------
John R. Stoller

         *                          Director
---------------------
Roger A. Cregg

         *                          Director
---------------------
Robert J. Halso

         *                          Director
---------------------
Mark J. O'Brien




*By: /s/ John R. Stoller
    ------------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                       DIVOSTA HOMES, INC.



                                       By: /s/ Bruce E. Robinson
                                          ------------------------------------
                                           Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



       Signature           Title


             *             President and Director
---------------------      (Principal Executive Officer)
Glen T. Trotta


             *             Vice President, Chief Financial Officer and Director
---------------------      (Principal Financial Officer)
Harmon D. Smith


             *             Vice President and Treasurer
---------------------      (Principal Accounting Officer)
Bruce E. Robinson


             *             Vice President and Secretary
---------------------
John R. Stoller


             *             Director
---------------------
Charles H. Hathaway



*By: /s/ John R. Stoller
    --------------------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                         DIVOSTA BUILDING CORPORATION



                         By:  /s/ Bruce E. Robinson
                            --------------------------------------
                             Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



     Signature           Title


        *                President
--------------------     (Principal Executive Officer)
Curtis K. Ring


        *                Vice President, Chief Financial Officer and Director
--------------------     (Principal Financial Officer)
Harmon D. Smith


        *                Vice President and Treasurer
--------------------     (Principal Accounting Officer)
Bruce E. Robinson


        *                Vice President and Secretary
--------------------
John R. Stoller


        *                Director
--------------------
Charles H. Hathaway


        *                Director
--------------------
William E. Shannon



*By: /s/ John R. Stoller
    ---------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                           FALLSGROVE ASSOCIATES LLC

                           By: Pulte Home Corporation

                           By: /s/ Bruce E. Robinson
                              ----------------------------------------------
                                Bruce E. Robinson           , Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



   Signature               Title



           *               President and Director
---------------------      (Principal Executive Officer)
Robert J. Halso


           *               Vice President, Chief Financial Officer and Director
---------------------      (Principal Financial Officer)
Vincent J. Frees


           *               Vice President and Treasurer
---------------------      (Principal Accounting Officer)
Bruce E. Robinson


           *               Vice President, Secretary and Director
---------------------
John R. Stoller


           *               Vice President of Finance
---------------------
Robert P. Schafer


           *               Director
---------------------
Mark J. O'Brien



*By: /s/ John R. Stoller
    ---------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                           FLORIDA BUILDING PRODUCTS, INC



                           By: /s/ Bruce E. Robinson
                              ------------------------------------
                               Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



        Signature          Title



        *                  President and Director
--------------------       (Principal Executive Officer)
Charles H. Hathaway


        *                  Vice President, Chief Financial Officer and Director
--------------------       (Principal Financial Officer)
Harmon D. Smith


        *                  Vice President and Treasurer
--------------------       (Principal Accounting Officer)
Bruce E. Robinson


        *                  Vice President and Secretary
--------------------
John R. Stoller


        *                  Director
--------------------
William G. Shannon




*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                           FLORIDA CLUB HOMES, INC



                                           By: /s/ Bruce E. Robinson
                                              ----------------------------------
                                               Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



        Signature           Title



            *              President and Director
--------------------       (Principal Executive Officer)
William E. Shannon


            *              Vice President, Chief Financial Officer and Director
--------------------       (Principal Financial Officer)
Harmon D. Smith


            *              Vice President and Treasurer
--------------------       (Principal Accounting Officer)
Bruce E. Robinson


            *              Vice President and Secretary
--------------------
John R. Stoller

            *              Director
--------------------
Charles H. Hathaway



*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                          HAMMOCK RESERVE DEVELOPMENT COMPANY



                          By: /s/ Bruce E. Robinson
                             ----------------------------------
                              Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



      Signature           Title


             *            President and Director
--------------------      (Principal Executive Officer)
William E. Shannon


             *            Vice President, Chief Financial Officer and Director
--------------------      (Principal Financial Officer)
Harmon D. Smith


             *            Vice President and Treasurer
--------------------      (Principal Accounting Officer)
Bruce E. Robinson


             *            Vice President and Secretary
--------------------
John R. Stoller


             *            Director
--------------------
Charles H. Hathaway



*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                           HARRISON HILLS, LLC

                           By:  WIL CORPORATION


                                By: /s/ Bruce E. Robinson
                                   ----------------------------------
                                   Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



       Signature           Title


         *                 President, Chief Financial Officer, Controller and
--------------------       Director
Vincent J. Frees           (Principal Executive Officer and Financial Officer)



         *                 Vice President, Treasurer, and Assistant Secretary
--------------------       (Principal Accounting Officer)
Bruce E. Robinson



         *                 Vice President, Secretary and Director
--------------------
John R. Stoller



*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                        HOMESITE SOLUTIONS CORPORATION



                                        By: /s/ Bruce E. Robinson
                                           -------------------------------------
                                            Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



    Signature                           Title


            *                           President
----------------------------            (Principal Executive Officer)
James Bowen


            *                           Chief Financial Officer and Controller
----------------------------            (Principal Financial Officer)
Vincent J. Frees


            *                           Vice President and Treasurer
----------------------------            (Principal Accounting Officer)
Bruce E. Robinson


            *                           Vice President, Secretary and Director
----------------------------
John R. Stoller


            *                           Director
----------------------------
Robert J. Halso


            *                           Director
----------------------------
Mark J. O'Brien


*By: /s/ John R. Stoller
    --------------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                           ISLAND WALK DEVELOPMENT COMPANY



                           By: /s/ Bruce E. Robinson
                              ---------------------------------------
                               Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



      Signature            Title


             *             President and Director
--------------------       (Principal Executive Officer)
William E. Shannon


             *             Vice President, Chief Financial Officer and Director
--------------------       (Principal Financial Officer)
Harmon D. Smith


             *             Vice President and Treasurer
--------------------       (Principal Accounting Officer)
Bruce E. Robinson


             *             Vice President and Secretary
--------------------
John R. Stoller


             *             Director
--------------------
Charles H. Hathaway



*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                 ONE WILLOWBROOK L.L.C.

                                 By:  WIL CORPORATION


                                      By: /s/ Bruce E. Robinson
                                         ---------------------------------------
                                             Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



     Signature              Title


              *             President, Chief Financial Officer, Controller and
--------------------        Director
Vincent J. Frees            (Principal Executive Officer and Financial Officer)



              *             Vice President
--------------------
John E. Bittner


              *             Vice President, Treasurer and Assistant Secretary
--------------------        (Principal Accounting Officer)
Bruce E. Robinson


              *             Vice President and Assistant Secretary
--------------------
George Schulmeyer


              *             Vice President, Secretary and Director
--------------------
John R. Stoller




*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.



                              PB VENTURES L.L.C.

                              By:  PULTE CORPORATION


                                   By: /s/ Vincent J. Frees
                                      ---------------------------------------
                                         Vincent J. Frees, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



      Signature               Title


              *               Chairman of the Executive and Nominating
-----------------------       Committee of the Board of Directors
William J. Pulte

              *               Chairman of the Board of Directors and
-----------------------       Chief Executive Officer and Director
Robert K. Burgess             (Principal Executive Officer)


              *               President and Chief Operating Officer
-----------------------
Mark J. O'Brien

              *               Senior Vice President - Corporate Development
-----------------------
Michael A. O'Brien

              *               Senior Vice President and Chief Financial Officer
-----------------------       (Principal Financial Officer)
Roger A. Cregg

              *               Vice President and Controller
-----------------------       (Principal Accounting Officer)
Vincent J. Frees

              *               Director
-----------------------
Debra J. Kelly-Ennis

              *               Director
-----------------------
David N. McCammon

              *               Director
-----------------------
Patrick J. O'Meara

              *               Director
-----------------------
Alan E. Schwartz

              *               Director
-----------------------
Francis J. Sehn

              *               Director
-----------------------
John J. Shea



*By: /s/ John R. Stoller
    ------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                        PBW CORPORATION



                        By: /s/ Bruce E. Robinson
                           ------------------------------------
                            Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



      Signature         Title



        *               President and Director
--------------------    (Principal Executive Officer)
Jeffrey A. Croft


         *              Vice President, Chief Financial Officer and Controller
--------------------    (Principal Financial Officer)
Vincent J. Frees


         *              Vice President and Treasurer
--------------------    (Principal Accounting Officer)
Bruce E. Robinson


         *              Vice President, Secretary and Director
--------------------
John R. Stoller



*By: /s/ John R. Stoller
    --------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                             PC/BRE DEVELOPMENT L.L.C.

                             By:  PC/BRE VENTURE L.L.C.


                                  By: /s/ Bruce E. Robinson
                                     --------------------------------------
                                     Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



     Signature               Title


         *                   President
--------------------         (Principal Executive Officer)
Steven J. Seymoure


         *                   Chief Financial Officer, Treasurer and Secretary
--------------------         (Principal Financial Officer)
Michael D. Gaber


         *                   Senior Vice President
--------------------
Mark J. O'Brien


         *                   Vice President
--------------------         (Principal Accounting Officer)
Bruce E. Robinson




*By: /s/ John R. Stoller
    ---------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                             PC/BRE SPRINGFIELD L.L.C.

                             By:  PC/BRE VENTURE L.L.C.


                                  By: /s/ Bruce E. Robinson
                                     --------------------------------------
                                     Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



    Signature                Title


         *                   President
--------------------         (Principal Executive Officer)
Steven J. Seymoure


         *                   Chief Financial Officer, Treasurer and Secretary
--------------------         (Principal Financial Officer)
Michael D. Gaber


         *                   Senior Vice President
--------------------
Mark J. O'Brien


         *                   Vice President
--------------------         (Principal Accounting Officer)
Bruce E. Robinson





*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                              PC/BRE VENTURE L.L.C.



                              By: /s/ Bruce E. Robinson
                                 ------------------------------------
                                 Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



    Signature                 Title


           *                  President
----------------------        (Principal Executive Officer)
Steven J. Seymoure


           *                  Chief Financial Officer, Treasurer and Secretary
----------------------        (Principal Financial Officer)
Michael D. Gaber


           *                  Senior Vice President
----------------------
Mark J. O'Brien


           *                  Vice President
----------------------        (Principal Accounting Officer)
Bruce E. Robinson




*By: /s/ John R. Stoller
    -----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                              PC/BRE WHITNEY OAKS L.L.C.

                              By:  PC/BRE VENTURE L.L.C.


                                   By: /s/ Bruce E. Robinson
                                      --------------------------------------
                                         Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



        Signature             Title



         *                    President
------------------------      (Principal Executive Officer)
Steven J. Seymoure


          *                   Chief Financial Officer, Treasurer and Secretary
------------------------      (Principal Financial Officer)
Michael D. Gaber


          *                   Senior Vice President
------------------------
Mark J. O'Brien


          *                   Vice President
------------------------      (Principal Accounting Officer)
Bruce E. Robinson





*By: /s/ John R. Stoller
    ------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                               PC/BRE WINFIELD L.L.C.

                               By:  PC/BRE VENTURE L.L.C.


                                    By: /s/ Bruce E. Robinson
                                       --------------------------------------
                                       Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



        Signature              Title


           *                   President
-----------------------        (Principal Executive Officer)
Steven J. Seymoure


           *                   Chief Financial Officer, Treasurer and Secretary
-----------------------        (Principal Financial Officer)
Michael D. Gaber


           *                   Senior Vice President
-----------------------
Mark J. O'Brien


           *                   Vice President
-----------------------        (Principal Accounting Officer)
Bruce E. Robinson





*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                 PC/PALM BEACH, INC.



                                 By: /s/ John R. Stoller
                                    ------------------------------------------
                                     John R. Stoller, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



        Signature                Title


        *                        President and Director
--------------------------       (Principal Executive Officer)
Mark J. O'Brien


        *                        Vice President, Treasurer and Director
--------------------------       (Principal Financial and Accounting Officer)
Roger A. Cregg


        *                        Vice President, Secretary and Director
--------------------------
John R. Stoller




*By: /s/ John R. Stoller
    -----------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form Amendment No. 1 to S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            PN I, INC.



                            By: /s/ Bruce E. Robinson
                               ---------------------------------------
                                Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



       Signature            Title


            *               President
--------------------        (Principal Executive Officer)
Gregory M. Nelson


            *               Vice President of Finance, Assistant Secretary and
--------------------        Director
Donald J. Dykstra           (Principal Financial Officer)



            *               Vice President, Controller and Director
--------------------        (Principal Accounting Officer)
Vincent J. Frees


            *               Vice President, Treasurer and Assistant Secretary
--------------------
Bruce E. Robinson


            *               Vice President and Secretary
--------------------
John R. Stoller



*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                         PN II, INC.



                                         By: /s/ John R. Stoller
                                            -----------------------------------
                                             John R. Stoller, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



       Signature                         Title



          *                              President and Director
------------------------------           (Principal Executive Officer)
Steven C. Petruska

          *                              Vice President and Treasurer
------------------------------           (Principal Financial Officer)
Steven F. Atchison

          *                              Vice President and Assistant Secretary
------------------------------           (Principal Accounting Officer)
Vincent J. Frees

          *                              Director
------------------------------
Robert K. Burgess

          *                              Director
------------------------------
Roger A. Cregg

          *                              Director
------------------------------
Donald J. Dykstra

          *                              Director
------------------------------
Gregory M. Nelson


*By: /s/ John R. Stoller
    -------------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                          PULTE COMMUNITIES NJ, LIMITED PARTNERSHIP

                          By: PRESERVE I, INC. (General Partner)

                          By: /s/ Bruce E. Robinson
                             ---------------------------------------------
                               Bruce E. Robinson           , Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



  Signature               Title



          *               President and Director
------------------        (Principal Executive Officer)
William E. Reiser


          *               Vice President of Finance
------------------        (Principal Financial Officer)
Vincent J. Frees


          *               Vice President and Treasurer
------------------        (Principal Accounting Officer)
Bruce E. Robinson


          *               Vice President, Secretary and Director
------------------
John R. Stoller


          *               Director
------------------
Jeffrey A. Croft



*By: /s/ John R. Stoller
    -------------------------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                             PULTE DEVELOPMENT CORPORATION



                             By: /s/ Bruce E. Robinson
                                ----------------------------------------
                                 Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



        Signature            Title


             *               President and Director
----------------------       (Principal Executive Officer)
John S. Gallagher


             *               Vice President, Chief Financial Officer, Controller
----------------------       and Director
Vincent J. Frees             (Principal Executive Officer and Financial Officer)


             *               Vice President, Treasurer and Assistant Secretary
----------------------       (Principal Accounting Officer)
Bruce E. Robinson


             *                Vice President and Secretary
----------------------
John R. Stoller



*By: /s/ John R. Stoller
    ------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                              PULTE HOME CORPORATION



                              By: /s/ Bruce E. Robinson
                                 -------------------------------------
                                  Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.



       Signature              Title



           *                  President
-----------------------       (Principal Executive Officer)
Robert J. Halso

           *                  Vice President, Controller and Director
-----------------------       (Principal Financial Officer)
Vincent J. Frees

           *                  Vice President, Treasurer and Assistant Secretary
-----------------------       (Principal Accounting Officer)
Bruce E. Robinson

           *                  Vice President of Finance
-----------------------
Robert P. Schafer

           *                  Vice President, Secretary and Director
-----------------------
John R. Stoller

           *                  Director
-----------------------
Mark J. O'Brien


*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                       PULTE HOME CORPORATION OF
                                       NEW ENGLAND



                                       By: /s/ Bruce E. Robinson
                                          -------------------------------------
                                           Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


         Signature        Title



         *                President and Director
--------------------      (Principal Executive Officer)
James R. McCabe


         *                Vice President, Chief Financial Officer and Controller
--------------------      (Principal Financial Officer)
Vincent J. Frees


         *                Vice President and Treasurer
--------------------      (Principal Accounting Officer)
Bruce E. Robinson


         *                Vice President, Secretary and Director
--------------------
John R. Stoller



*By: /s/ John R. Stoller
    -------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                     PULTE HOME CORPORATION OF THE
                                     DELAWARE VALLEY



                                     By: /s/ Bruce E. Robinson
                                        ---------------------------------------
                                         Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


             Signature                  Title



             *                          President
--------------------------              (Principal Executive Officer)
William E. Reiser, Jr.


             *                          Vice President of Finance
--------------------------              (Principal Financial Officer)
Vincent J. Frees


             *                          Vice President and Treasurer
--------------------------              (Principal Accounting Officer)
Bruce E. Robinson


             *                          Vice President, Secretary and Director
--------------------------
John R. Stoller


             *                          Director
--------------------------
Jeffrey A. Croft



*By: /s/ John R. Stoller
    --------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                        PULTE HOMES OF GREATER KANSAS CITY, INC



                                        By: /s/ John R. Stoller
                                           -----------------------------------
                                            John R. Stoller, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


         Signature          Title



         *                  President and Director
---------------------       (Principal Executive Officer)
Andrew C. Hill


         *                  Vice President of Finance, Treasurer and Controller
---------------------       (Principal Financial and Accounting Officer)
Peter Keane


         *                  Vice President, Secretary and Director
---------------------
John R. Stoller


         *                  Director
---------------------
Robert J. Halso



*By: /s/ John R. Stoller
    -----------------------
      John R. Stoller
      Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                     PULTE HOMES OF MICHIGAN CORPORATION



                                     By: /s/ John R. Stoller
                                        --------------------------------------
                                         John R. Stoller, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


         Signature                 Title



         *                         President and Director
-------------------------          (Principal Executive Officer)
Jeffery K. Parsigian


         *
-------------------------          Vice President of Finance and Treasurer
Peter Keane                        (Principal Financial and Accounting Officer)


         *                         Vice President, Secretary and Director
-------------------------
John R. Stoller


         *                         Director
-------------------------
Robert J. Halso


         *                         Director
-------------------------
Robert P. Schafer



*By: /s/ John R. Stoller
    --------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            PULTE HOMES OF MICHIGAN I L.P.

                            By: Pulte Homes of Michigan Corporation
                                (General Partner)

                            By: /s/ John R. Stoller
                               ---------------------------------------------
                                 John R. Stoller             , Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


         Signature          Title



         *                  President and Director
---------------------       (Principal Executive Officer)
Jeffrey K. Parsigian

         *                  Vice President of Finance and Treasurer
---------------------       (Principal Financial and Accounting Officer)
Peter Keane


         *                  Vice President, Secretary and Director
---------------------
John R. Stoller

         *                  Director
---------------------
Robert J. Halso

         *                  Director
---------------------
Robert P. Schafer


*By: /s/ John R. Stoller
    --------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            PULTE HOMES OF MINNESOTA CORPORATION



                            By: /s/ Bruce E. Robinson
                                ----------------------------------------
                                Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature        Title



           *                President, Chief Executive Officer and Director
------------------------    (Principal Executive Officer)
Thomas J. Standke


           *                Vice President, Chief Financial Officer and Director
------------------------    (Principal Financial Officer)
Vincent J. Frees


           *                Vice President and Treasurer
------------------------    (Principal Accounting Officer)
Bruce E. Robinson


           *                Vice President, Secretary and Director
------------------------
John R. Stoller


           *                Director
------------------------
Damon P. Engelby



*By: /s/ John R. Stoller
    ------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            PULTE HOMES OF NJ, LIMITED PARTNERSHIP

                            By: Pulte Home Corporation of the Delaware Valley
                                (General Partner)

                            By: /s/ Bruce E. Robinson
                                ---------------------------------------------
                                  Bruce E. Robinson           , Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature        Title



           *                President Chief Financial Officer
------------------------    (Principal, Financial, Accounting and
Vincent J. Frees            Executive Officer)


           *                Vice President, Assistant Secretary and Treasurer
------------------------
Bruce E. Robinson

           *                Vice President, Secretary and Director
------------------------
John R. Stoller





*By: /s/ John R. Stoller
    ---------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            PULTE HOMES OF NEW YORK, INC.



                            By: /s/ Bruce E. Robinson
                               ---------------------------------------------
                                 Bruce E. Robinson           , Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature        Title



           *                President
------------------------    (Principal Executive Officer)
William E. Weber


           *                Vice President and Treasurer
------------------------    (Principal Financial and Accounting Officer)
Bruce E. Robinson

           *                Vice President and Secretary
------------------------
John R. Stoller





*By: /s/ John R. Stoller
    ---------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                    PULTE HOMES OF OHIO CORPORATION



                                    By: /s/ John R. Stoller
                                       ------------------------------------
                                        John R. Stoller, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


             Signature              Title



             *                      President and Director
--------------------------------    (Principal Executive Officer)
Gregory C. Williams


             *                      Vice President of Finance and Treasurer
--------------------------------    (Principal Financial and Accounting Officer)
Peter Keane


             *                      Vice President and Secretary
--------------------------------
John R. Stoller


             *                      Director
--------------------------------
Robert J. Halso


             *                      Director
--------------------------------
Robert P. Schafer




*By: /s/ John R. Stoller
    -------------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            PULTE HOMES OF PA, LIMITED PARTNERSHIP

                            By: Pulte Home Corporation of the Delaware Valley
                                (General Partner)

                            By:  /s/ Bruce E. Robinson
                               ---------------------------------------------
                                 Bruce E. Robinson           , Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature        Title



           *                President
------------------------    (Principal Executive Officer)
William E. Reiser, Jr.

           *                Vice President of Finance,
------------------------    (Principal Financial Officer)
Vincent J. Frees

           *                Vice President and Treasurer
------------------------    (Principal Accounting Officer)
Bruce E. Robinson

           *                Vice President, Secretary and Director
------------------------
John R. Stoller


           *                Director
------------------------
Jeffrey A. Croft



*By: /s/ John R. Stoller
    ----------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                             PULTE HOMES OF SOUTH CAROLINA, INC.



                             By: /s/ Bruce E. Robinson
                                -----------------------------------------
                                 Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature         Title



           *                 President and Director
--------------------------   (Principal Executive Officer)
Norman B. White


           *                 Vice President, Chief Financial Officer and
--------------------------   Controller
Vincent J. Frees             (Principal Financial Officer)


           *                 Vice President and Treasurer
--------------------------   (Principal Accounting Officer)
Bruce E. Robinson


           *                 Vice President, Secretary and Director
--------------------------
John R. Stoller




*By: /s/ John R. Stoller
    -------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                             PULTE HOMES OF TEXAS, L.P.

                             By:  PN I, INC.


                                  By: /s/ Bruce E. Robinson
                                     ----------------------------------------
                                        Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


            Signature          Title



            *                  President
-------------------------      (Principal Executive Officer)
Gregory M. Nelson


            *                  Vice President of Finance, Assistant Secretary
-------------------------      and Director
Donald J. Dykstra              (Principal Financial Officer)


            *                  Vice President, Controller and Director
-------------------------      (Principal Accounting Officer)
Vincent J. Frees


            *                  Vice President, Treasurer and Assistant Secretary
-------------------------
Bruce E. Robinson


            *                  Vice President and Secretary
-------------------------
John R. Stoller



*By: /s/ John R. Stoller
    ----------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                               PULTE HOMES TENNESSEE LIMITED PARTNERSHIP

                               By:  RADNOR HOMES


                                    By: /s/ Bruce E. Robinson
                                       ----------------------------------------
                                          Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature           Title



           *                   President and Director
----------------------------   (Principal Executive Director)
Norman B. White


           *                   Vice President and Treasurer
----------------------------   (Principal Financial and Accounting Officer)
Bruce E. Robinson


           *                   Vice President, Secretary and Director
----------------------------
John R. Stoller


           *                   Director
----------------------------
Roger A. Cregg


           *                   Director
----------------------------
Mark J. O'Brien



*By: /s/ John R. Stoller
    ----------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                              PULTE LAND COMPANY, LLC

                              By:  PULTE CORPORATION


                                   By: /s/ Vincent J. Frees
                                      -------------------------------------
                                         Vincent J. Frees, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature          Title



           *                  Chairman of the Executive and Nominating
-------------------------     Committee of the Board of Directors
William J. Pulte


           *                  Chairman of the Board of Directors and
-------------------------     Chief Executive Officer and Director
Robert K. Burgess             (Principal Executive Officer)


           *                  President and Chief Operating Officer
-------------------------
Mark J. O'Brien


           *                  Senior Vice President-Corporate Development
-------------------------
Michael A. O'Brien


           *                  Senior Vice President and Chief Financial Officer
-------------------------     (Principal Financial Officer)
Roger A. Cregg


           *                  Vice President and Controller
-------------------------     (Principal Accounting Officer)
Vincent J. Frees


           *                  Director
-------------------------
Debra J. Kelly-Ennis


           *                  Director
-------------------------
David N. McCammon


           *                  Director
-------------------------
Patrick J. O'Meara


           *                  Director
-------------------------
Alan E. Schwartz


           *                  Director
-------------------------
Francis J. Sehn


           *                  Director
-------------------------
John J. Shea



*By: /s/ John R. Stoller
    ------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                    PULTE LAND DEVELOPMENT CORPORATION


                                    By: /s/ Bruce E. Robinson
                                       ---------------------------------------
                                        Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


            Signature               Title



            *                       President
-------------------------------     (Principal Executive Officer)
Howard A. Fingeroot


            *                       Vice President and Treasurer
-------------------------------     (Principal Financial Officer)
Bruce E. Robinson


            *                       Vice President and Controller
-------------------------------     (Principal Accounting Officer)
Vincent J. Frees


            *                       Vice President and Secretary
-------------------------------
John R. Stoller


            *                       Director
-------------------------------
Robert J. Halso


            *                       Director
-------------------------------
Gregory M. Nelson


*By: /s/ John R. Stoller
    ------------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                    PULTE LIFESTYLE COMMUNITIES, INC.



                                    By: /s/ Bruce E. Robinson
                                       --------------------------------------
                                        Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


            Signature               Title



            *                       President and Director
---------------------------         (Principal Executive Officer)
Kenneth A. Simons


            *                       Vice President and Secretary
---------------------------         (Principal Financial and Accounting Officer)
Bruce E. Robinson


            *                       Vice President, Secretary and Director
---------------------------
John R. Stoller


            *                       Director
---------------------------
Gregory M. Nelson



*By: /s/ John R. Stoller
    ----------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            PULTE MICHIGAN HOLDINGS CORPORATION



                            By: /s/ Bruce E. Robinson
                               ---------------------------------------------
                                 Bruce E. Robinson            , Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature        Title



           *                President and Director
------------------------    (Principal Executive Officer)
Jeffrey K. Parsigian

           *                Vice President
----------------------
Bruce E. Robinson

           *                Vice President of Finance and Treasurer
------------------------    (Principal Financial and Accounting Officer)
Peter Keane

           *                Vice President, Secretary and Director
------------------------
John R. Stoller





*By: /s/ John R. Stoller
    --------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            PULTE MICHIGAN SERVICES, LLC

                            By: PULTE DIVERSIFIED COMPANIES, INC.
                                (General Partner)

                            By: /s/ Bruce E. Robinson
                               ---------------------------------------------
                                 Bruce E. Robinson          , Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature        Title



           *                President and Director
------------------------    (Principal Executive Officer)
Mark J. O'Brien


           *                Vice President and Controller
------------------------    (Principal Financial and Accounting Officer)
Vincent J. Frees


           *                Vice President and Treasurer
------------------------    (Principal Accounting Officer)
Bruce E. Robinson


           *                Vice President, Secretary and Director
------------------------
John R. Stoller





*By: /s/ John R. Stoller
    ----------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            PULTE PAYROLL CORPORATION



                            By: /s/ Bruce E. Robinson
                               ---------------------------------------------
                                Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


          Signature         Title



          *                 President and Director
------------------------    (Principal Executive Officer)
Michael A. O'Brien


          *                 Vice President of Finance and Controller
------------------------    (Principal Financial Officer)
Vincent J. Frees


          *                 Vice President and Treasurer
------------------------    (Principal Accounting Officer)
Bruce E. Robinson


          *                 Vice President, Secretary and Director
------------------------
John R. Stoller



*By: /s/ John R. Stoller
    -----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            PULTE-IN CORP.



                            By: /s/ Bruce E. Robinson
                               ---------------------------------------
                                Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature        Title



           *                President and Controller
------------------------    (Principal Executive and Financial Officer)
Vincent J. Frees


           *                Vice President and Treasurer
------------------------    (Principal Accounting Officer)
Bruce E. Robinson


           *                Vice President, Secretary and Director
------------------------
John R. Stoller


           *                Director
------------------------
Robert J. Halso



*By: /s/ John R. Stoller
    -----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                            RADNOR HOMES, INC.



                            By: /s/ Bruce E. Robinson
                               ---------------------------------------
                                Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature        Title



           *                President and Director
--------------------------  (Principal Executive Officer)
Norman B. White


           *                Vice President and Treasurer
-------------------------- (Principal Financial and Accounting Officer) Bruce E. Robinson


           *                Vice President, Secretary and Director
--------------------------
John R. Stoller


           *                Director
--------------------------
Roger A. Cregg


           *                Director
--------------------------
Mark J. O'Brien




*By: /s/ John R. Stoller
    -----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                           RIVERWALK COMMERCE ACQUISITION CORP.



                           By: /s/ Bruce E. Robinson
                              ---------------------------------------------
                               Bruce E. Robinson, President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


         Signature         Title



         *                 President
----------------------     (Principal Executive Officer)
Bruce E. Robinson


         *                 Treasurer
----------------------     (Principal Financial and Accounting Officer)
Roger A. Cregg


         *                 Vice President, Secretary and Director
----------------------
William E. Shannon


         *                 Director
----------------------
Charles H. Hathaway


         *                 Director
----------------------
Harmon D. Smith




*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                         RIVERWALK OF THE PALM BEACHES DEVELOPMENT COMPANY, INC



                         By: /s/ Bruce E. Robinson
                            ---------------------------------------------
                             Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


         Signature       Title



         *               President and Director
--------------------     (Principal Executive Officer)
William E. Shannon


         *               Vice President, Chief Financial Officer and Director
--------------------     (Principal Financial Officer)
Harmon D. Smith


         *               Vice President and Treasurer
--------------------     (Principal Accounting Officer)
Bruce E. Robinson


         *               Vice President and Secretary
--------------------
John R. Stoller


         *               Director
--------------------
Charles H. Hathaway






*By: /s/ John R. Stoller
    ---------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                             RN ACQUISITION 2 CORP.



                             By: /s/ Bruce E. Robinson
                                ---------------------------------------
                                 Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


          Signature          Title



          *                  President and Director
-----------------------      (Principal Executive Officer)
Norman B. White


          *                  Vice President and Chief Financial Officer
-----------------------      (Principal Financial Officer)
Alan E. Rockett


          *                  Vice President and Treasurer
-----------------------      (Principal Accounting Officer)
Bruce E. Robinson


          *                  Vice President, Secretary and Director
-----------------------
John R. Stoller


          *                  Director
-----------------------
Robert J. Halso


          *                  Director
-----------------------
Mark J. O'Brien


*By: /s/ John R. Stoller
    -----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                  SEAN/CHRISTOPHER HOMES, INC.



                                  By: /s/ John R. Stoller
                                     ------------------------------------------
                                      John R. Stoller, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature              Title



           *                      President and Director
--------------------------        (Principal Executive Officer)
Robert J. Halso


           *                      Vice President of Finance and Treasurer
--------------------------        (Principal Financial and Accounting Officer)
Peter Keane


           *                      Vice President and Secretary
--------------------------
John R. Stoller


           *                      Director
--------------------------
Robert P. Schafer




*By: /s/ John R. Stoller
    ---------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                                   VILLAGE WALK DEVELOPMENT COMPANY, INC.



                                   By: /s/ Bruce E. Robinson
                                      ----------------------------------------
                                       Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


          Signature        Title



          *                President and Director
-----------------------    (Principal Executive Officer)
William E. Shannon


          *                Vice President, Chief Financial Officer and Director
-----------------------    (Principal Financial Officer)
Harmon D. Smith


          *                Vice President and Treasurer
-----------------------    (Principal Accounting Officer)
Bruce E. Robinson


          *                Vice President and Secretary
-----------------------
John R. Stoller


          *                Director
-----------------------
Charles H. Hathaway






*By: /s/ John R. Stoller
    ----------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                               WILBEN, LLP

                               By:  PBW CORP.


                                    By: /s/ Bruce E. Robinson
                                       ----------------------------------------
                                          Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature           Title



           *                   President and Director
-----------------------        (Principal Executive Officer)
Jeffrey A. Croft


           *                   Vice President, Chief Financial Officer and
-----------------------        Controller
Vincent J. Frees               (Principal Financial Officer)


           *                   Vice President and Treasurer
-----------------------        (Principal Accounting Officer)
Bruce E. Robinson


           *                   Vice President, Secretary and Director
-----------------------
John R. Stoller





*By: /s/ John R. Stoller
    -------------------------
       John R. Stoller
       Attorney-in-Fact

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on February 12, 2001.


                             WIL CORPORATION



                             By: /s/ Bruce E. Robinson
                                ---------------------------------------------
                                 Bruce E. Robinson, Vice President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 12, 2001.


           Signature         Title



           *                 President, Chief Financial Officer, Controller and
-----------------------      Director
Vincent J. Frees             (Principal Executive and Financial Officer)


           *                 Vice President and Treasurer
-----------------------      (Principal Accounting Officer)
Bruce E. Robinson


           *                 Vice President, Secretary and Director
-----------------------
John R. Stoller




*By: /s/ John R. Stoller
    -----------------------
       John R. Stoller
       Attorney-in-Fact